UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2008
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-10.1
EX-10.2

Item 1.01. Entry into a Material Definitive Agreement.
     On November 6, 2008, Plains Marketing, L.P. (“PMLP”), a wholly-owned subsidiary of Plains All American Pipeline, L.P. (“PAA”), entered into a Second Restated Credit Agreement (the “Restated Facility”) among PMLP, Bank of America, N.A., as Administrative Agent, and the lenders party thereto. The Restated Facility expires and all amounts outstanding under it mature on November 5, 2009.
     The Restated Facility is a $525 million secured committed working capital facility, which includes a letter of credit sub-facility of up to 20% of the total committed facility, and replaces PMLP’s existing uncommitted secured discretionary facility (the “Previous Facility”). The Restated Facility’s committed amount may be increased at the option of PMLP to $1.2 billion, subject to obtaining additional commitments from lenders. Initial proceeds from the Restated Facility were used to re-finance the outstanding balance of the Previous Facility, and subsequent proceeds from the Restated Facility will be used to finance purchased or stored hedged inventory. Obligations under the Restated Facility are secured by the financed inventory and the associated accounts receivable, and will be repaid from the proceeds of the sale of the financed inventory. In addition, PMLP’s obligations under the Restated Facility are guaranteed by PAA pursuant to a Restated Guaranty Agreement (the “Guaranty”) entered into on November 6, 2008 by PAA in favor of the Administrative Agent.
     Substantially all of the covenants and events of default remain unchanged in the Restated Facility, and the Restated Facility contains cross default provisions. In addition, the Restated Facility contains various covenants limiting PMLP’s and its subsidiaries’ ability to, among other things:
•	grant liens;

•	enter into a merger or consolidation or sell substantially all of its assets;

•	dispose of collateral; or

•	enter into negative pledge arrangements.
     In addition, the financial covenant in the Restated Facility limits Consolidated Funded Indebtedness of PAA to Adjusted Consolidated EBITDA of PAA to a maximum ratio of 4.75x with an increased maximum ratio during an Acquisition Period.
     A default under the Restated Facility permits the lenders to terminate their commitments and to accelerate the maturity of the outstanding debt.
     The above descriptions of the Restated Facility and the Guaranty are qualified in their entirety by the terms of the Restated Facility and the Guaranty, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure set forth above in Item 1.01 is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Second Restated Credit Agreement dated as of November 6, 2008, by and among Plains Marketing, L.P., Bank of America, N.A., as Administrative Agent, and the Lenders party thereto.

10.2	Restated Guaranty Agreement dated November 6, 2008, by Plains All American Pipeline, L.P. in favor of Bank of America, N.A., as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

	By:	PAA GP LLC, its general partner

Date: November 7, 2008	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Tim Moore Name: Tim Moore
Title: Vice President

INDEX TO EXHIBITS

Exhibit
No.	Description

10.1	Second Restated Credit Agreement dated as of November 6, 2008, by and among Plains Marketing, L.P., Bank of America, N.A., as Administrative Agent, and the Lenders party thereto.

10.2	Restated Guaranty Agreement dated November 6, 2008, by Plains All American Pipeline, L.P. in favor of Bank of America, N.A., as Administrative Agent.